As filed with the Securities and Exchange Commission on March 10, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

America West Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization) 111 West Rio Salado Parkway Tempe, Arizona 85281	86-0847214 (I.R.S. Employer Identification Number)
(Address, Including Zip Code, of Registrant’s Principal	(602) 693-0800
Executive Offices)	(Registrant’s Telephone Number, Including Area Code)

America West Airlines, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization) 4000 E. Sky Harbor Boulevard Phoenix, Arizona 84034-3899	86-0418245 (I.R.S. Employer Identification Number)
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)	(602) 693-0800 (Registrant’s Telephone Number, Including Area Code)

Derek J. Kerr
Chief Financial Officer and Senior Vice President
America West Airlines, Inc.
4000 E. Sky Harbor Boulevard
Phoenix, Arizona 85034-3899
(480) 693-0800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Samuel M. Livermore
Todd A. Hamblet
Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, California 94111
(415) 693-2000

Approximate date of commencement of proposed sale to the public: As soon as is practicable after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of Registration Fee (1)

	Proposed Maximum	Amount of
Title of Each Class of Securities	Aggregate Offering	Registration Fee
to be Registered (2)	Price (11)	(12)

Class B Common Stock of America West Holdings Corporation, par value $0.01 per share (3)	—	—
Preferred Stock of America West Holdings Corporation, par value $0.01 per share (3)
Depositary Shares of America West Holdings Corporation (4)
Stock Purchase Contracts of America West Holdings Corporation (5)
Stock Purchase Units of America West Holdings Corporation (5)
Warrants of America West Holdings Corporation (6)
Debt Securities of America West Holdings Corporation (7)
Guarantees of America West Airlines, Inc. (8)
Debt Securities of America West Airlines, Inc. (9)
Guarantees of America West Holdings Corporation (10)

Total	$500,000,000	$63,350

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Subject to note 12 below, there is being registered hereunder an indeterminate number of shares of Class B common stock and preferred stock of America West Holdings Corporation (“Holdings”) as may be sold from time to time by Holdings. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Class B common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Class B common stock and preferred stock as may be issuable upon conversion or exchange of any preferred stock, depositary shares, warrants or debt securities issued under this registration statement.

(4)	Subject to note 12 below, there is being registered hereunder an indeterminate number of depositary shares of Holdings as may be sold from time to time by Holdings. Such depositary shares will be evidenced by depositary receipts issued pursuant to a deposit agreement. Pursuant to Rule 457(i) under the Securities Act, the depositary shares being registered hereunder include such indeterminate number of depositary shares as may be issuable upon conversion or exchange of any preferred stock, depositary shares, warrants or debt securities issued under this registration statement.

(5)	Each stock purchase unit consists of (i) a stock purchase contract, under which the holder, upon settlement, shall purchase from us or sell to us an indeterminate number of shares of Class B common stock or preferred stock or an indeterminate number of depositary shares and (ii) any combination of debt securities, Class B common stock, other stock purchase contracts and debt obligations of third parties, including U.S. Treasury securities.

(6)	Subject to note 12 below, there is being registered hereunder an indeterminate number of warrants of Holdings to purchase common stock, preferred stock, depositary shares or debt securities of one or more series. Pursuant to Rule 457(i) under the Securities Act, the warrants being registered hereunder include such indeterminate number of warrants as may be issuable upon conversion or exchange of any preferred stock, depositary shares or debt securities issued under this registration statement.

(7)	Subject to note 12 below, there is being registered hereunder an indeterminate principal amount of debt securities of Holdings as may be sold from time to time by Holdings. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount at maturity as shall result in aggregate gross proceeds to Holdings not to exceed $500 million, less the gross proceeds attributable to any securities previously issued pursuant to this registration statement. Pursuant to Rule 457(i) under the Securities Act, the debt securities being registered hereunder include such indeterminate principal amount of debt securities as may be issuable upon conversion or exchange of warrants issued under this registration statement.

(8)	America West Airlines, Inc. (“AWA”) may guarantee the obligations of Holdings with respect to one or more of the debt securities of Holdings registered hereunder. No additional consideration will be received for the guarantees and, pursuant to Rule 457(n), no additional fee is required.

(9)	Subject to note 12 below, there is being registered hereunder an indeterminate principal amount of debt securities of AWA as may be sold from time to time by AWA. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount at maturity as shall result in aggregate gross proceeds to AWA not to exceed $500 million, less the gross proceeds attributable to any securities previously issued pursuant to this registration statement. Pursuant to Rule 457(i)

under the Securities Act, the debt securities being registered hereunder include such indeterminate principal amount of debt securities as may be issuable upon conversion or exchange of warrants issued under this registration statement.

(10)	Holdings may guarantee the obligations of AWA with respect to one or more of the debt securities of AWA registered hereunder. No additional consideration will be received for the guarantees and, pursuant to Rule 457(n), no additional fee is required.

(11)	In no event will the aggregate offering price of all securities offered by the registrants from time to time pursuant to this registration statement exceed $500,000,000, excluding accrued interest, if any, on any debt securities issued under this registration statement. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(12)	Calculated pursuant to Rule 457(o) of the Securities Act.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This registration statement contains two separate prospectuses:

•	The first prospectus relates to offerings by Holdings of its Class B common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants and debt securities and any related guarantees by AWA; and

•	The second prospectus relates to offerings by AWA of its debt securities and any related guarantees by Holdings.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 10, 2004

PROSPECTUS

$500,000,000
Offered by
AMERICA WEST HOLDINGS CORPORATION
Class B Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Stock Purchase Contracts
Stock Purchase Units

     From time to time, we may offer up to $500,000,000 of any combination of the securities described in this prospectus.

     We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

     Our Class B common stock is traded on the New York Stock Exchange under the symbol “AWA.” On March 9, 2004, the last reported sale price for our Class B common stock, as reported on the New York Stock Exchange, was $10.25 per share.

     INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS RELATING TO AMERICA WEST AND INDUSTRY RELATED RISKS” CONTAINED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

     THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement or, in the case of an “at the market” offering of equity securities, in an amendment to the registration statement of which this prospectus is a part. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March      , 2004.

ABOUT THIS PROSPECTUS
SUMMARY
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
LEGAL OWNERSHIP OF SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN GET MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.5
EXHIBIT 4.6
EXHIBIT 4.7
EXHIBIT 4.8
EXHIBIT 5.1
EXHIBIT 12.1
EXHIBIT 12.2
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 25.1
EXHIBIT 25.2

     You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time any combination of securities described in this prospectus in one or more offerings up to a total amount of $500 million. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

SUMMARY

     Throughout this prospectus, references to “Holdings,” the “Company,” “we,” “us,” and “our” refer to America West Holdings Corporation, including its consolidated subsidiaries, references to “AWA” or the “guarantor” refer to America West Airlines, Inc.

Our Company

     We are the parent company of AWA.

     AWA is the eighth largest passenger airline in the United States with the lowest cost structure of the eight major hub-and-spoke airlines in the United States. As of December 31, 2003, AWA operated a fleet of 139 aircraft with an average fleet age of 10.7 years and served 62 destinations in North America, including eight in Mexico, three in Canada and one in Costa Rica. Through regional alliance and code share arrangements with other airlines, AWA served an additional 52 destinations in North America as of December 31, 2003. In 2003, AWA flew approximately 20.1 million passengers and generated revenues of approximately $2.2 billion.

     Through its America West Vacations division, AWA also sells individual and group travel packages, including air transportation on AWA and Hawaiian Airlines, hotel accommodations, car rentals, cruise packages and other travel products directly to consumers as well as through retail travel agencies in the United States, Canada and Mexico.

     Our telephone number is (480) 693-0800. Our Web site address is www.americawest.com. The reference to our Web site does not constitute incorporation by reference of the information contained on this site. Holdings was incorporated in Delaware in 1996 and its principal executive offices are located at 111 West Rio Salado Parkway, Tempe, Arizona 85281. AWA was incorporated in Delaware in 1981 and its principal executive offices are located at 4000 East Sky Harbor Boulevard, Phoenix, Arizona 85034. Our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments or exhibits to those reports, are available free of charge through our Web site as soon as reasonably practicable after we file them with, or furnish them to, the SEC.

The Securities We May Offer

     We may offer shares of our Class B common stock and preferred stock, depositary shares, various series of debt securities, warrants to purchase any of such securities and stock purchase contracts and stock purchase units with a total value of up to $500 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. Any preferred stock that we may offer may be offered either as shares of preferred stock or be represented by depositary shares. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

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•	voting or other rights, if any; and

•	important federal income tax considerations.

     The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

     THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     We may sell the securities directly to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

     If we sell equity securities in connection with an “at the market” offering, we will amend the registration statement of which this prospectus is a part to disclose the names of the underwriters.

Class B Common Stock

     We may issue shares of our Class B common stock from time to time. Holders of our Class B common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our Class B common stock are entitled to share ratably with the holders of Class A common stock in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our Class B common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock

     We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 48,800,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. As of the date of this prospectus, there are no shares of preferred stock outstanding.

     We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Depositary Shares

     We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

     Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. In this prospectus, we have summarized certain general features of the depositary shares. We will incorporate by reference into the registration statement of which

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this prospectus is a part the form of deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares. We urge you to read the prospectus supplements related to any depositary shares being offered, as well as the complete deposit agreement and depositary receipt that contains the terms of the depositary shares.

Debt Securities

     We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Our payment obligations under any series of debt securities may be guaranteed by AWA. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our Class B common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

     The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

     We may issue warrants for the purchase of common stock, preferred stock, depositary shares and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock, depositary shares and/or debt securities, and the warrants may be attached to or separate from those securities.

     The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. We urge you to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the applicable series of warrants.

Stock Purchase Contracts and Stock Purchase Units

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of shares of Class B common stock or preferred stock or depositary shares at a future date. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of Class B common stock or preferred stock or depositary shares. The stock purchase contracts may be issued separately or as units, known as stock purchase units, consisting of a stock purchase contract and any combination of debt securities, Class B common stock, other stock purchase contracts and debt obligations to third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase or to sell, as the case may be, Class B common stock, preferred stock or depositary shares under the stock purchase contract.

     In this prospectus, we have summarized certain general features of the stock purchase contracts and stock purchase units. We urge you, however, to read the prospectus supplements related to the specific stock purchase contracts or stock purchase units being offered, as well as the complete instruments that contain the terms of the securities that are subject to those stock purchase contracts or stock purchase units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any stock purchase contract or stock purchase unit that we are offering before the sale of the related stock purchase contract or stock purchase unit.

3.

RISK FACTORS

     Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, which are incorporated by reference herein by reference in their entirety (the “Company Risk Factors”).

     Investment in our securities involves risks. You should consider carefully the Company Risk Factors, as well as other information in this prospectus and any prospectus supplement before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the filings incorporated into this prospectus by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), that are subject to the “safe harbor” created by those sections. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “opportunity,” “plans,” “potential,” “predicts,” or “will,” the negative of these words or words of similar import. Similarly, statements that describe our reserves and our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended subsequent to our filing of such Annual Report on Form 10-K with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business, and so are or will be, as applicable, subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, the following:

•	economic conditions;

•	the impact of global instability, including the continuing impact of the continued military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001, and the potential impact of any future hostilities, terrorist attacks, infectious disease outbreaks, such as Severe Acute Respiratory Syndrome, and government responses thereto, or other global events;

•	insurance costs due to the terrorist attacks of September 11, 2001;

•	limitations on AWA’s or Holdings’ ability to obtain additional financing due to high levels of debt and the financial and other covenants in its debt instruments;

•	the impact of changes in fuel prices;

•	limitations on AWA’s or Holdings’ ability to incur additional debt or borrowing costs due to relatively low credit ratings;

•	relations with unionized employees generally and the impact and outcome of labor negotiations;

•	fluctuations in interest rates;

•	changes in federal and state laws and regulations relating to airline operations;

4.

•	competitive practices in the airline industry;

•	the cyclical nature of the airline industry;

•	the ability to attract and retain qualified personnel;

•	actions taken by stockholders who effectively control the voting power of Holdings that would favor their own personal interests to Holdings’ detriment;

•	risk of losses and adverse publicity stemming from any accident involving AWA aircraft;

•	operational factors, including traffic congestion at airports, weather conditions and increased security measures;

•	our reliance on automated systems to operate our business;

•	potential dilution of Holdings’ Class B common stockholders resulting from issuance of additional shares of Class B common stock upon exercise or conversion of outstanding securities; and

•	provisions in Holdings’ charter documents that might deter acquisition bids for Holdings.

     Because the risks and uncertainties referred to above, as well as the risk factors incorporated by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligations to update any forward-looking statement to reflect event or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially form those contained in any forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

     Holdings’ ratio of earning to fixed charges for the years ended December 31, 1999, 2000 and 2003, was 2.32, 1.09 and 1.26, respectively. Earnings for the years ended December 31, 2001 and December 31, 2002 were inadequate to cover fixed charges by $336.9 million and $217.7 million, respectively.

     AWA’s ratio of earnings to fixed charges for the years ended December 31, 1999, 2000 and 2003, was 2.23, 1.03 and 1.19, respectively. Earnings for the years ended December 31, 2001 and December 31, 2002 were inadequate to cover fixed charges by $338.7 million and $222.5 million, respectively.

     For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes and extraordinary items plus fixed charges less capitalized interest. Fixed charges consist of interest expense, including amortization of debt expense, one-third of rent expense, which is deemed to be representative of an interest factor, and capitalized interest.

USE OF PROCEEDS

     Unless otherwise provided in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities under this prospectus for our general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 1,200,000 shares of Class A common stock, par value $0.01 per share, 100,000,000 shares of Class B common stock, par value $.01 per share, and 48,800,000 shares of preferred

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stock, par value $0.01 per share. As of March 8, 2004, 859,117 shares of Class A common stock were outstanding, 34,957,056 shares of Class B common stock were outstanding, 19,912,000 shares of Class B common stock were reserved for issuance pursuant to outstanding warrants, 8,095,842 shares of Class B common stock were reserved for issuance upon the exchange of AWA’s 7.25% senior exchangable notes due 2023, 9,358,276 shares of Class B common stock were reserved for issuance upon conversion of Holding’s 7.5% convertible senior notes due 2009, 14,015,622 shares of Class B common stock were reserved for issuance under our incentive plans and 859,117 shares of Class B common stock were reserved for issuance upon conversion of outstanding shares of Class A common stock. None of the preferred stock was outstanding as of March 8, 2004. Our Class B common stock votes together with our Class A common stock on all matters, except as otherwise required by law. Holders of Class B common stock are entitled to one vote per share on all matters submitted to a vote of stockholders whereas the holders of Class A common stock are entitled to fifty votes per share.

Common Stock

     The holders of the Class A common stock are entitled to 50 votes for each share held of record and holders of the Class B common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

     The outstanding shares of our common stock are legally issued, fully paid and nonassessable. The common stock does not have any preemptive, subscription or conversion rights. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

     Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 48,800,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. As of the date of this prospectus, there are no shares of preferred stock outstanding.

     The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

     Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

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•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock or other securities, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

     When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

     Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Registration Rights

     Certain holders of shares of our common stock are entitled to certain rights with respect to registration of those shares under the Securities Act. If we propose to register any of our securities under the Securities Act, either for our own account or for the account of others, the holders of these shares are entitled to notice of the registration and are entitled to include, at our expense, their shares of common stock in the registration and any related underwriting, provided, among other conditions, that the underwriters may limit the number of shares to be included in the registration.

Anti-Takeover Provisions

     Delaware Law. We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless before the date that the person became an “interested stockholder,” the board of directors approved either the “business combination” or the transaction which makes the person an “interested stockholder,” or after the date that the person became an “interested stockholder,” the business combination is approved by our board of directors and the vote of at least 66 2/3% of our outstanding voting stock that is not owned by the “interested stockholder.” Generally, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who either owns 15% or more of our outstanding voting stock or, together with affiliates and associates, owns or, within

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three prior years, did own, 15% or more of our outstanding voting stock. The statute could have the effect of delaying, deferring or preventing a change in our control.

     Bylaw and Certificate of Incorporation Provisions. Our bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors or by the board of directors pursuant to a written request of a majority of the board of directors. Our bylaws also provide that our board of directors consists of ten members divided into three classes. Each year, the directors’ positions in one of the three classes are subject to election so that it would take three years to replace the entire board and two years to replace a majority of the board, absent resignation or premature expiration of a director’s term. Our certificate of incorporation also specifies that the board of directors may alter, amend or repeal our bylaws by resolution of a majority of the board of directors and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. These and other provisions contained in our certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

Transfer Agent and Registrar

     The transfer agent and registrar for our Class B common stock is Computershare Investor Services.

Listing on the New York Stock Exchange

     Our Class B common stock is listed on the New York Stock Exchange under the symbol “AWA.”

DESCRIPTION OF DEPOSITARY SHARES

     We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

     The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

     The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares. The following summaries of material provisions of the deposit agreement, the depositary shares and the depositary receipts are subject to, and qualified in their entirety by reference to, all of the provisions of the deposit agreement applicable to a particular offering of depositary shares. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

Form

     Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form.

     These temporary depositary receipts entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

     The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

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     If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

Withdrawal of Underlying Preferred Stock

     Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

Redemption of Depositary Shares

     If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

Voting

     Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

Conversion of Preferred Stock

     If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder’s depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Deposit Agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying

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preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Depositary

     We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary shares or persons other than ourselves who may deposit any underlying preferred stock with the depositary.

Reports

     The depositary will forward to holders of depositary receipts all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

Limitation on Liability

     Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counselor accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

     The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF DEBT SECURITIES

     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.

     While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

     We will issue the senior notes under the senior indenture, which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture, which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

     The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

     The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

     We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

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•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the form and terms of any guarantee of any debt securities;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

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•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

     We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

     The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

     If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

     The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues

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for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

     If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

     The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

     Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

     A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

     These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

     We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

     We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “— Consolidation, Merger or Sale”;

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•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

     In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

     Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

     In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

     We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

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     At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

     Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

     We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

     If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

     The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

     Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

     We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check, which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

     All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

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Governing Law

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

     The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Guarantees

     Our payment obligations under any series of debt securities may be guaranteed by AWA. The terms of any such guarantee will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock, preferred stock, depositary shares and/or debt securities in one or more series. Warrants may be offered independently or together with common stock, preferred stock, depositary shares and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

     We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

     We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

     We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

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•	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

     If warrants for the purchase of common stock, preferred stock or depositary shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock or depositary shares;

•	the number of shares of common stock or preferred stock or depositary shares that can be purchased if a holder exercises the warrant and the price at which such common stock, preferred stock or depositary shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock, preferred stock or depositary shares will be in registered form only.

     A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “— Warrant Adjustments” below.

Exercise of Warrants

     Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock, preferred stock or depositary shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

     A holder of warrants may exercise them by following the general procedure outlined below:

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•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

     If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock, preferred stock or depositary shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

     We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

     Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant or depositary share warrant will be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•	issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•	pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•	issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants, preferred stock warrants and depositary share warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock, preferred stock or depositary shares, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

     Except as stated above, the exercise price and number of securities covered by a common stock warrant, preferred stock warrant and depositary share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

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     Holders of common stock warrants, preferred stock warrants and depositary share warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock, preferred stock or depositary shares, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock, preferred stock or depositary shares, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

     If one of the above transactions occurs and holders of our common stock, preferred stock or depositary shares are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants, preferred stock warrants and depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the general features of the stock purchase contracts and stock purchase units that we may offer under this prospectus. While the features we have summarized below will generally apply to any future stock purchase contracts or stock purchase units we may offer under this prospectus, we will describe the particular terms of any stock purchase contracts or stock purchase units that we may offer in more detail in the applicable prospectus supplement.

     We will incorporate by reference into the registration statement of which this prospectus is a part the form of any stock purchase contract or stock purchase unit that we may offer under this prospectus before the sale of the related stock purchase contract or stock purchase unit. We urge you to read the applicable prospectus supplements related to the specific stock purchase contracts or stock purchase units being offered, as well as the complete instruments that contain the terms of the securities that are subject to those stock purchase contracts or stock purchase units. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

General

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of shares of common stock, preferred stock or depositary shares at a future date. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock, preferred stock or depositary share may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable or to be delivered pursuant to such stock purchase contract upon the occurrence of certain events.

     The stock purchase contracts may be issued separately or as units, known as stock purchase units, consisting of a stock purchase contract and any combination of debt securities, common stock, other stock purchase contracts and debt obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase or to sell, as the case may be, common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

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LEGAL OWNERSHIP OF SECURITIES

     We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

     We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

     Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

     As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

     We may terminate global securities or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

     For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

     Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

     For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice, even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders, but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

20.

Special Considerations for Indirect Holders

     If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are global securities, how the depositary’s rules and procedures will affect these matters.

Global Securities

     A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

     Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all global securities issued under this prospectus.

     A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations when a Global Security will be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

     If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

     As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

     If securities are issued only as global securities, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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•	An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

     In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

     A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

     The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

     We may sell securities pursuant to this prospectus in or outside the United States (a) through underwriters or dealers, (b) through agents or (c) directly to one or more purchasers, including our existing stockholders in a rights offering. The prospectus supplement relating to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

     We may distribute securities from time to time in one or more transactions at a fixed price or prices, which may be changed at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Sales Through Underwriters or Dealers

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales Through Agents

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our security holders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

     We may sell the securities through agents we designate from time to time. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Contracts

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

LEGAL MATTERS

     The validity of the issuance of the securities offered hereby will be passed upon by Cooley Godward LLP, San Francisco, California.

23.

EXPERTS

     The consolidated financial statements of Holdings and the financial statements of AWA as of December 31, 2003 and for the year then ended incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Holdings and the financial statements of AWA as of December 31, 2002 and for each of the two years in the period ended December 31, 2002 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN GET MORE INFORMATION

     This prospectus is a part of a registration statement on Form S-3 that we are filing with the SEC. The registration statement includes additional information and attaches exhibits that are referenced in this prospectus. You can review a copy of the registration statement on the SEC’s Web site at www.sec.gov.

     We are required to publicly file certain information with the SEC under the Exchange Act. All of our public filings, including reports, proxy statements, information statements and other information regarding us, are available to the public on the SEC’s Web site at www.sec.gov. You may also read and copy all of our public filings in the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for information on the operation of the Public Reference Room. Additionally, our filings are available at the offices of the New York Stock Exchange.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference information we file with the SEC, which means that we can disclose information to you by referring you to those documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, and information that we later file with the SEC will automatically update and supercede the information in this prospectus. We incorporate by reference the documents listed below and any filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and until the offering is completed (other than information or reports furnished on Form 8-K under Items 9 and 12):

     We are incorporating by reference the following reports that we have filed with the SEC:

•	Holdings’ and AWA’s combined Annual Report on Form 10-K for the year ended December 31, 2003;

•	current reports on Form 8-K filed on January 6, 2004*, January 12, 2004, January 22, 2004*, February 5, 2004* and March 4, 2004*; and

•	the description of our Class B common stock set forth in our Registration Statement on Form 8-A filed on August 10, 1994, including any amendments or reports filed for the purpose of updating such description.

* These reports contain information furnished to the SEC under Item 9, Regulation FD Disclosure, and/or Item 12, Results of Operations and Financial Condition. Pursuant to General Instruction B(2) and (6) of Form 8-K, information furnished under Items 9 and 12 is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and the Airline and Holdings are not subject to the liabilities of that section. We are not incorporating and will not incorporate by reference future information or reports furnished under Item 9 and/or Item 12 of Form 8-K into a filing under the Securities Act or the Exchange Act or into this prospectus.

24.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, other than exhibits to such documents (unless the exhibits are specifically incorporated by reference into this prospectus), at no cost, by writing or calling us at:

Corporate Secretary
America West Holdings Corporation
111 West Rio Salado Parkway
Tempe, Arizona 85281
(480) 693-0800

25.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 10, 2004

PROSPECTUS

$500,000,000
Offered by
AMERICA WEST AIRLINES, INC.
Debt Securities

     From time to time, we may offer up to $500,000,000 of the securities described in this prospectus.

     We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

     Unless we state otherwise, we will not list any of these securities on any securities exchange.

     INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS RELATING TO AMERICA WEST AND INDUSTRY RELATED RISKS” CONTAINED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

     THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March      , 2004.

     You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time the debt securities described in this prospectus in one or more offerings up to a total amount of $500 million. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

SUMMARY

     Throughout this prospectus, references to “AWA,” the “Company,” “we,” “us” and “our” refer to America West Airlines, Inc. and references to “Holdings” or the “guarantor” refer to America West Holdings Corporation, including its consolidated subsidiaries.

Our Company

     AWA is the wholly-owned subsidiary of America West Holdings Corporation. Based on 2003 revenues and operations, AWA is the eighth largest passenger airline in the United States with the lowest cost structure of the eight major-hub-and-spoke airlines in the United States. As of December 31, 2003, AWA operated a fleet of 139 aircraft with an average fleet age of 10.7 years and served 62 destinations in North America, including eight in Mexico, three in Canada and one in Costa Rica. Through regional alliance and code share arrangements with other airlines, AWA served an additional 52 destinations in North America as of December 31, 2003. In 2003, AWA flew approximately 20.1 million passengers and generated revenues of approximately $2.2 billion.

     Through its America West Vacations division, AWA also sells individual and group travel packages, including air transportation on AWA and Hawaiian Airlines, hotel accommodations, car rentals, cruise packages and other travel products directly to consumers as well as through retail travel agencies in the United States, Canada and Mexico.

     Our telephone number is (480) 693-0800. Our Web site address is www.americawest.com. The reference to our Web site does not constitute incorporation by reference of the information contained on this site. AWA was incorporated in Delaware in 1981 and its principal executive offices are located at 4000 East Sky Harbor Boulevard, Phoenix, Arizona 85034. Holdings was incorporated in Delaware in 1996 and its principal executive offices are located at 111 West Rio Salado Parkway, Tempe, Arizona 85281. Our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments or exhibits to those reports, are available free of charge through our Web site as soon as reasonably practicable after we file them with, or furnish them to, the SEC.

THE SECURITIES WE MAY OFFER

     We may offer various series of debt securities with a total value of up to $500 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

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     The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

     THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     We may sell the securities directly to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them; and

•	the net proceeds to us.

Debt Securities

     We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Our payment obligations under any series of debt securities may be guaranteed by Holdings. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our Class B common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

     The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

2.

RISK FACTORS

     Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, which are incorporated by reference herein by reference in their entirety (the “Company Risk Factors”).

     Investment in our securities involves risks. You should consider carefully the Company Risk Factors, as well as other information in this prospectus and any prospectus supplement before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the filings incorporated into this prospectus by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), that are subject to the “safe harbor” created by those sections. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “opportunity,” “plans,” “potential,” “predicts,” or “will,” the negative of these words or words of similar import. Similarly, statements that describe our reserves and our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended subsequent to our filing of such Annual Report on Form 10-K with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business, and so are or will be, as applicable, subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, the following:

•	economic conditions;

•	the impact of global instability, including the continuing impact of the continued military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001, and the potential impact of any future hostilities, terrorist attacks, infectious disease outbreaks, such as Severe Acute Respiratory Syndrome, and government responses thereto, or other global events;

•	insurance costs due to the terrorist attacks of September 11, 2001;

•	limitations on AWA’s or Holdings’ ability to obtain additional financing due to high levels of debt and the financial and other covenants in its debt instruments;

•	the impact of changes in fuel prices;

•	limitations on AWA’s or Holdings’ ability to incur additional debt or borrowing costs due to relatively low credit ratings;

•	relations with unionized employees generally and the impact and outcome of labor negotiations;

•	fluctuations in interest rates;

•	changes in federal and state laws and regulations relating to airline operations;

3.

•	competitive practices in the airline industry;

•	the cyclical nature of the airline industry;

•	the ability to attract and retain qualified personnel;

•	actions taken by stockholders who effectively control the voting power of Holdings that would favor their own personal interests to Holdings’ detriment;

•	risk of losses and adverse publicity stemming from any accident involving AWA aircraft;

•	operational factors, including traffic congestion at airports, weather conditions and increased security measures;

•	our reliance on automated systems to operate our business;

•	potential dilution of Holdings’ Class B common stockholders resulting from issuance of additional shares of Class B common stock upon exercise or conversion of outstanding securities; and

•	provisions in Holdings’ charter documents that might deter acquisition bids for Holdings.

     Because the risks and uncertainties referred to above, as well as the risk factors incorporated by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligations to update any forward-looking statement to reflect event or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially form those contained in any forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

     AWA’s ratio of earnings to fixed charges for the years ended December 31, 1999, 2000 and 2003, was 2.23, 1.03 and 1.19, respectively. Earnings for the years ended December 31, 2001 and December 31, 2002 were inadequate to cover fixed charges by $338.7 million and $222.5 million, respectively.

     Holdings’ ratio of earning to fixed charges for the years ended December 31, 1999, 2000 and 2003, was 2.32, 1.09 and 1.26, respectively. Earnings for the years ended December 31, 2001 and December 31, 2002 were inadequate to cover fixed charges by $336.9 million and $217.7 million, respectively.

     For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes and extraordinary items plus fixed charges less capitalized interest. Fixed charges consist of interest expense, including amortization of debt expense, one-third of rent expense, which is deemed to be representative of an interest factor, and capitalized interest.

USE OF PROCEEDS

     Unless otherwise provided in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities under this prospectus for our general corporate purposes.

4.

DESCRIPTION OF DEBT SECURITIES

     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.

     While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

     We will issue the senior notes under the senior indenture, which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture, which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

     The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

     The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

     We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the form and terms of any guarantee of any debt securities;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

5.

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

     We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange

6.

period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

     The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

     If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

     The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

     If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

     The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

     Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

     A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

     These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

     We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

     We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “— Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

     In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

8.

Discharge

     Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

     In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

     We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

     At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

     Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

     We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

     If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

9.

Information Concerning the Debenture Trustee

     The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

     Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

     We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check, which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

     All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

     The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Guarantees

     Our payment obligations under any series of debt securities may be guaranteed by Holdings. The terms of any such guarantee will be set forth in the applicable prospectus supplement.

LEGAL OWNERSHIP OF SECURITIES

     We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

     We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the

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depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

     Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

     As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

     We may terminate global securities or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

     For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

     Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

     For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice, even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders, but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

     If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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•	if the securities are global securities, how the depositary’s rules and procedures will affect these matters.

Global Securities

     A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

     Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all global securities issued under this prospectus.

     A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations when a Global Security will be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

     If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

     As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

     If securities are issued only as global securities, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary

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in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

     In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

     A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

     The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

     We may sell securities pursuant to this prospectus in or outside the United States (a) through underwriters or dealers, (b) through agents or (c) directly to one or more purchasers, including our existing stockholders in a rights offering. The prospectus supplement relating to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

     We may distribute securities from time to time in one or more transactions at a fixed price or prices, which may be changed at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Sales Through Underwriters or Dealers

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain

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conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales Through Agents

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our security holders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

     We may sell the securities through agents we designate from time to time. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Contracts

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

LEGAL MATTERS

     The validity of the issuance of the securities offered hereby will be passed upon by Cooley Godward LLP, San Francisco, California.

EXPERTS

     The consolidated financial statements of Holdings and the financial statements of AWA as of December 31, 2003 and for the year then ended incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Holdings and the financial statements of AWA as of December 31, 2002 and for each of the two years in the period ended December 31, 2002 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN GET MORE INFORMATION

     This prospectus is a part of a registration statement on Form S-3 that we are filing with the SEC. The registration statement includes additional information and attaches exhibits that are referenced in this prospectus. You can review a copy of the registration statement on the SEC’s Web site at www.sec.gov.

     We are required to publicly file certain information with the SEC under the Exchange Act. All of our public filings, including reports, proxy statements, information statements and other information regarding us, are available to the public on the SEC’s Web site at www.sec.gov. You may also read and copy all of our public filings in the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for information on the operation of the Public Reference Room. Additionally, our filings are available at the offices of the New York Stock Exchange.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference information we file with the SEC, which means that we can disclose information to you by referring you to those documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, and information that we later file with the SEC will automatically update and supercede the information in this prospectus. We incorporate by reference the documents listed below and any filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and until the offering is completed (other than information or reports furnished on Form 8-K under Items 9 and 12):

     We are incorporating by reference the following reports that we have filed with the SEC:

•	AWA’s and Holdings’ combined Annual Report on Form 10-K for the year ended December 31, 2003; and

•	current reports on Form 8-K filed on January 6, 2004*, January 12, 2004, January 22, 2004*, February 5, 2004* and March 4, 2004*.

* These reports contain information furnished to the SEC under Item 9, Regulation FD Disclosure, and/or Item 12, Results of Operations and Financial Condition. Pursuant to General Instruction B(2) and (6) of Form 8-K, information furnished under Items 9 and 12 is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and the Airline and Holdings are not subject to the liabilities of that section. We are not incorporating and will not incorporate by reference future information or reports furnished under Item 9 and/or Item 12 of Form 8-K into a filing under the Securities Act or the Exchange Act or into this prospectus.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, other than exhibits to such documents (unless the exhibits are specifically incorporated by reference into this prospectus), at no cost, by writing or calling us at:

Corporate Secretary
America West Holdings Corporation
111 West Rio Salado Parkway
Tempe, Arizona 85281
(480) 693-0800

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, all of which will be paid by the registrant, in connection with the offering of the securities being registered. All amounts are estimated, except the SEC Registration Fee:

SEC Registration Fee	$63,350
Accounting Fees	$25,000
Legal Fees and Expenses	$150,000
Miscellaneous	$16,650
Printing and Engraving	$70,000

Total	$325,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Certificate of Incorporation of Holdings, the Restated Certificate of Incorporation of Airlines and Restated Bylaws of each of Holdings and the Airline provide that each of the company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the “DGCL”).

     Section 145 of the DGCL provides as follows:

     “(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of

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liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c)  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

     (d)  Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the board of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e)  Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g)  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h)  For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent for such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i)  For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

     (j)  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a

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director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k)  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

     Holdings’ Certificate of Incorporation, the AWA’s Restated Certificate of Incorporation and both companies’ Restated Bylaws also limit the personal liability of directors to the respective company and its stockholders for monetary damages resulting from certain breaches of the directors’ fiduciary duties. Both Holdings’ Certificate of Incorporation and the AWA’s Restated Certificate of Incorporation provide as follows:

     “A person who is or was a Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the Director derived any improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the DGCL, as so amended. The elimination and limitation of liability provided herein shall continue after a Director has ceased to occupy such position as to acts or omissions occurring during such Director’s term or terms of office, and no amendment or repeal of this Section 12 shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.”

     Both Holdings and AWA maintain directors’ and officers’ liability insurance.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER	DESCRIPTION OF THE DOCUMENT

1.1	Form of Underwriting Agreement (1).

4.1(i)	Certificate of Incorporation of Holdings, filed as Exhibit 3.1 to Holdings’ Registration Statement on Form 8-B, dated December 13, 1996, and incorporated herein by reference.

4.1(ii)	Restated Bylaws of Holdings, filed as Exhibit 3.4 to Holdings’ and AWA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and incorporated herein by reference.

4.2(i)	Certificate of Incorporation of America West Airlines, Inc., filed as Exhibit 2.1 to Holdings’ Registration Statement on Form 8-B, dated January 13, 1997, and incorporated herein by reference.

4.2(ii)	Restated Bylaws of America West Airlines, Inc., filed as Exhibit 3.2 to Holdings’ and AWA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and incorporated herein by reference.

4.3	Specimen Class B Common Stock Certificate set forth in AWA’s Registration Statement on Form 8-A, dated August 10, 1994.

4.4	Specimen Preferred Stock Certificate and Form of Certificate of Designations of Preferred Stock (1).

4.5	Form of America West Holdings Corporation Senior Debt Indenture.

4.6	Form of America West Holdings Corporation Subordinated Debt Indenture.

4.7	Form of America West Airlines, Inc. Senior Debt Indenture.

4.8	Form of America West Airlines, Inc. Subordinated Debt Indenture.

4.9	Form of America West Holdings Corporation Senior Note (1).

4.10	Form of America West Holdings Corporation Subordinated Note (1).

4.11	Form of America West Airlines, Inc. Senior Note (1).

4.12	Form of America West Airlines, Inc. Subordinated Note (1).

4.13	Form of America West Holdings Corporation Deposit Agreement and Depositary Receipt (1).

4.14	Form of America West Holdings Corporation Class B Common Stock Warrant Agreement and Warrant Certificate (1).

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EXHIBIT
NUMBER	DESCRIPTION OF THE DOCUMENT

4.15	Form of America West Holdings Corporation Preferred Stock Warrant Agreement and Warrant Certificate (1).

4.16	Form of America West Holdings Corporation Depositary Share Warrant Agreement and Warrant Certificate (1).

4.17	Form of America West Holdings Corporation Debt Securities Warrant Agreement and Warrant Certificate (l).

4.18	Form of America West Holdings Corporation Stock Purchase Contract (1).

4.19	Form of America West Holdings Corporation Stock Purchase Unit (1).

5.1	Opinion of Cooley Godward LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges for America West Holdings Corporation.

12.2	Computation of Ratio of Earnings to Fixed Charges for America West Airlines, Inc.

23.1	Consent of KPMG LLP, Independent Accountants.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.3	Consent of Cooley Godward LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature pages).

25.1	Statement of Eligibility of Trustee under the America West Holdings Corporation Senior Debt Indenture and Subordinated Debt Indenture.

25.2	Statement of Eligibility of Trustee under the America West Airlines, Inc. Senior Debt Indenture and Subordinated Debt Indenture.

(1)	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

ITEM 17. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities it offers, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

     (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

     (d)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

II-5.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, State of Arizona, on the 9th day of March, 2004.

AMERICA WEST HOLDINGS CORPORATION

By:	/s/ W. Douglas Parker

W. Douglas Parker
Chairman, President and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Douglas Parker and Derek J. Kerr, or either of them, as such signatory’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 9th DAY OF MARCH, 2004.

/s/ W. Douglas Parker	/s/ Robert J. Miller

W. Douglas Parker	Robert J. Miller
Chairman of the Board of Directors, Director, President and Chief Executive Officer	Director
(Principal Executive Officer)

/s/ Derek J. Kerr	/s/ Denise M. O’Leary

Derek J. Kerr	Denise M. O’Leary
Senior Vice President and Chief Financial Officer	Director
(Principal Financial and Accounting Officer)

/s/ Herbert M. Baum	/s/ Richard P. Schifter

Herbert M. Baum	Richard P. Schifter
Director	Director

/s/ John L. Goolsby	/s/ John F. Tierney

John L. Goolsby	John F. Tierney
Director	Director

/s/ Walter T. Klenz	/s/ J. Steven Whisler

Walter T. Klenz	J. Steven Whisler
Director	Director

/s/ Richard C. Kraemer Richard C. Kraemer
Director

II-6.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tempe, State of Arizona, on the 9th day of March, 2004.

AMERICA WEST AIRLINES, INC.

By:	/s/ W. Douglas Parker

W. Douglas Parker
Chairman, President and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Douglas Parker and Derek J. Kerr, or either of them, as such signatory’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 9th DAY OF MARCH, 2004.

/s/ W. Douglas Parker	/s/ Richard C. Kraemer

W. Douglas Parker	Richard C. Kraemer
Chairman of the Board of Directors, Director, President and Chief Executive Officer	Director
(Principal Executive Officer)

/s/ Derek J. Kerr	/s/ Robert J. Miller

Derek J. Kerr	Robert J. Miller
Senior Vice President and Chief Financial Officer	Director
(Principal Financial Officer)

/s/ Michael R. Carreon	/s/ Denise M. O’Leary

Michael R. Carreon	Denise M. O’Leary
Vice President and Controller	Director
(Principal Accounting Officer)

/s/ Herbert M. Baum	/s/ Richard P. Schifter

Herbert M. Baum	Richard P. Schifter
Director	Director

/s/ John L. Goolsby	/s/ John F. Tierney

John L. Goolsby	John F. Tierney
Director	Director

/s/ Walter T. Klenz	/s/ J. Steven Whisler

Walter T. Klenz	J. Steven Whisler
Director	Director

II-7.

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION OF DOCUMENT

1.1	Form of Underwriting Agreement (1).

4.1(i)	Certificate of Incorporation of Holdings, filed as Exhibit 3.1 to Holdings’ Registration Statement on Form 8-B, dated December 13, 1996, and incorporated herein by reference.

4.1(ii)	Restated Bylaws of Holdings, filed as Exhibit 3.4 to Holdings’ and AWA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and incorporated herein by reference.

4.2(i)	Certificate of Incorporation of America West Airlines, Inc., filed as Exhibit 2.1 to Holdings’ Registration Statement on Form 8-B, dated January 13, 1997, and incorporated herein by reference.

4.2(ii)	Restated Bylaws of America West Airlines, Inc., filed as Exhibit 3.2 to Holdings’ and AWA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and incorporated herein by reference.

4.3	Specimen Class B Common Stock Certificate set forth in AWA’s Registration Statement on Form 8-A, dated August 10, 1994.

4.4	Specimen Preferred Stock Certificate and Form of Certificate of Designations of Preferred Stock (1).

4.5	Form of America West Holdings Corporation Senior Debt Indenture.

4.6	Form of America West Holdings Corporation Subordinated Debt Indenture.

4.7	Form of America West Airlines, Inc. Senior Debt Indenture.

4.8	Form of America West Airlines, Inc. Subordinated Debt Indenture.

4.9	Form of America West Holdings Corporation Senior Note (1).

4.10	Form of America West Holdings Corporation Subordinated Note (1).

4.11	Form of America West Airlines, Inc. Senior Note (1).

4.12	Form of America West Airlines, Inc. Subordinated Note (1).

4.13	Form of America West Holdings Corporation Deposit Agreement and Depositary Receipt (1).

4.14	Form of America West Holdings Corporation Class B Common Stock Warrant Agreement and Warrant Certificate (1).

4.15	Form of America West Holdings Corporation Preferred Stock Warrant Agreement and Warrant Certificate (1).

4.16	Form of America West Holdings Corporation Depositary Share Warrant Agreement and Warrant Certificate (1).

4.17	Form of America West Holdings Corporation Debt Securities Warrant Agreement and Warrant Certificate (l).

4.18	Form of America West Holdings Corporation Stock Purchase Contract (1).

4.19	Form of America West Holdings Corporation Stock Purchase Unit (1).

5.1	Opinion of Cooley Godward LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges for America West Holdings Corporation.

12.2	Computation of Ratio of Earnings to Fixed Charges for America West Airlines, Inc.

23.1	Consent of KPMG LLP, Independent Accountants.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.3	Consent of Cooley Godward LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature pages).

25.1	Statement of Eligibility of Trustee under the America West Holdings Corporation Senior Debt Indenture and Subordinated Debt Indenture.

25.2	Statement of Eligibility of Trustee under the America West Airlines, Inc. Senior Debt Indenture and Subordinated Debt Indenture.

(1)	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

II-8.